Exhibit 10.22

FOURTH AMENDMENT TO THE
MIRANT CORPORATION
DEFERRED COMPENSATION PLAN
FOR DIRECTORS AND SELECT EMPLOYEES

THIS FOURTH AMENDMENT to the Mirant Corporation Deferred Compensation Plan for Directors and Officers (the “Plan”) is made this 8th day of December, 2005.

I.

Section 5.l(d) of the Plan shall be deleted in its entirety and replaced with the following:

(d)                                 “Effective as of December 8, 2005, all deferred Compensation and Transferred Amounts (and accumulated investment return related thereto) invested in a Phantom Stock Investment Account shall be transferred to a Prime Rate Investment Account, and the Phantom Stock Investment Accounts shall be eliminated.”

II.

Section 6.3 of the Plan shall be deleted in its entirety and replaced with the following:

“6.3                           Investment Exchange.

(a)          Prior to December 8, 2005, a Director or Employee may elect on an Investment Exchange Date to transfer his deferred Compensation and his Transferred Amounts (and accumulated investment return related thereto) from one Deferred Compensation Account to another, except that no investment transfer election which causes short swing profit issues will be honored.

(b)         Effective as of December 8, 2005, all deferred Compensation and Transferred Amounts (and accumulated investment return related thereto) invested in a Phantom Stock Investment Account shall be transferred to a Prime Rate Investment Account, and the Phantom Stock Investment Accounts shall be eliminated.”

III.

Except as amended herein by this Fourth Amendment, the Plan shall remain in full force and effect as amended by the Company prior to the adoption of this Fourth Amendment.

IN WITNESS WHEREOF, Mirant Corporation, through its duly authorized officer pursuant to a unanimous consent of the Committee dated December 8, 2005, has adopted this Third Amendment to the Mirant Corporation Deferred Compensation Plan for Directors and Select Employees, this 8th day of December, 2005, to be effective as provided herein.

MIRANT CORPORATION:

By:	/s/ Vance N. Booker
Vance N. Booker SVP, Administration